STOCK OPTION AGREEMENT (DIRECTOR)

     THIS AGREEMENT, dated as of the 16th day of July, 2001, between Joy Global Inc., a Delaware corporation (the "Company"), and __________________________ (the "Director").

W I T N E S S E T H

     In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1.     Grant of Stock Option.

     Subject to the provisions of this Agreement and to the provisions of the Joy Global Inc. 2001 Stock Incentive Plan (the "Plan"), the Company hereby grants to the Director as of July 16, 2001 (the "Grant Date") the right and option (the "Stock Option") to purchase 10,000 shares of common stock of the Company, par value $1.00 per share ("Common Stock"), at the exercise price of $13.76 per share. The Stock Option shall be a NonQualified Stock Option. Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the tenth anniversary of the date hereof. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

     2.     Exercisability of the Stock Option.

     The Stock Option shall become vested and exercisable on January 16, 2002, subject to the prior termination of the Stock Option. Notwithstanding the foregoing, the Stock Option, to the extent outstanding, shall become immediately vested and fully exercisable upon (a) a Change in Control or (b) a Termination of Employment due to death, Disability, or Retirement. For purposes of this Agreement, Change in Control shall have the meaning set forth in the Plan; provided, however, that the percentage threshold of Section 10(b)(i) of the Plan shall be fixed as of the first amendment to such section of the Plan that is adopted after the Grant Date, and the Director hereby waives any right to claim that such future amendment impairs the Director's rights under this Agreement in violation of Section 11 of the Plan. For purposes of this agreement, Termination of Employment shall mean the termination of the Director's status as a director of the Company provide however, that provision of Paragraph 4 of this Agreement shall be fixed as of the first amendment of such paragraph of this Agreement that is adopted after the Grant Date, and the Director hereby waives any right to claim that such future amendment impairs the Director's rights under this Agreement in violation of Section 11 of the Plan. Upon the effective date of the Dirctor's Termination of Employment for any reason, the portion of the Stock Option that is not vested as of such date, in accordance with the foregoing provisions of this Paragraph 2 shall cease vesting and terminate immediately.

     3.     Method of Exercise of the Stock Option.

          (a)     The portion of the Stock Option as to which the Director is vested shall be exercisable by delivery to the Secretary of the Company of a written notice stating the number of whole shares to be purchased pursuant to this Agreement and the date on which the Director wants to exercise the Stock Option and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased.

          (b)     The exercise price of the Stock Option shall be paid in cash, by wire transfer, or by certified check or bank draft payable to the order of the Company, by exchange of shares of unrestricted Common Stock of the Company already owned by the Director (that have been purchased on the open market by the Director or held for six months prior to exercise) and having an aggregate Fair Market Value equal to the aggregate purchase price, or by any other procedure approved by the Committee, or by a combination of the foregoing.

     4.     Terminations of Employment.

          (a)     If the Director incurs a Termination of Employment due to Disability, the Stock Option may be exercised by the Director at any time prior to the first to occur of (i) one year after the date of termination of employment or (ii) the expiration date of the Stock Option, and shall thereafter expire.

          (b)     If the Director incurs a Termination of Employment due to death, the Stock Option may be exercised by the Director's estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Director at any time prior to the first to occur of (i) one year after the date of Termination of Employment or (ii) the expiration date of the Stock Option, and shall thereafter expire.

          (c)     If the Director incurs a Termination of Employment due to Retirement, the Stock Option may be exercised at any time prior to the first to occur of (i) three years after such termination of employment or (ii) the expiration date of the Stock Option, and shall thereafter expire.

          (d)     If the Director incurs a Termination of Employment due to a termination of employment by the Company without Cause, the portion of the Stock Option, if any, which is exercisable at the time of such termination of employment may be exercised at any time prior to the first to occur of (i) 90 days after such termination of employment or (ii) the expiration date of the Stock Option, and shall thereafter expire. Any portion of the Stock Option which is not exercisable at the time of such termination of employment shall expire as of such termination of employment.

          (e)     If the Director incurs a Termination of Employment due to a voluntary termination of employment by the Director, the portion of the Stock Option, if any, which is exercisable at the time of such termination of employment may be exercised at any time prior to the first to occur of (i) 30 days after such termination of employment or (ii) the expiration date of the Stock Option, and shall thereafter expire. Any portion of the Stock Option which is not exercisable at the time of such termination of employment shall expire as of such termination of employment.

          (f)     If the Director incurs a Termination of Employment due to a termination of employment by the Company for Cause, the entire Stock Option shall immediately expire as of such termination of employment.

     5.     Nontransferability of the Stock Option.

     The Stock Option is non-transferable by the Director other than (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order. The Stock Option may be exercised, during the lifetime of the Director, only by the Director or by the Director's guardian or legal representative or any transferee described above.

     6.     Rights as a Stockholder.

     The Director or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the Director or transferee has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 13(a) of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date the events set forth above in this Section 6 have occurred.

     7.     Adjustment in the Event of Change in Stock .

     In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, the number and kind of shares subject to the Stock Option and/or the exercise price per share may be adjusted by the Board or Committee as the Board or Committee may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to the Stock Option shall always be a whole number. The determination of the Board or Committee regarding any adjustment will be final and conclusive.

     8.     Payment of Transfer Taxes, Fees and Other Expenses.

     The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Stock Option, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

     9.     Other Restrictions.

     The exercise of the Stock Option and the delivery of share certificates upon such exercise shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law or (b) the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.     Taxes and Withholdings.

     No later than the date of exercise of the Stock Option granted hereunder, the Director shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Director, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option.

     11.     Notices.

     All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Director:

              If to the Company:

              Joy Global Inc.

              100 East Wisconsin Avenue

              Suite 2780

              Milwaukee, WI 53202

              Attention: Corporate Secretary

     or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 11. Notice and communications shall be effective when actually received by the addressee.

     12.     Effect of Agreement.

     Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Director pursuant to Paragraph 5.

     13.     Laws Applicable to Construction.

     The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

     14.     Severability.

     The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     15.     Conflicts and Interpretation.

     In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan and (c) make all other determinations deemed necessary or advisable for the administration of the Plan.

     16.     Headings.

     The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

     17.     Amendment.

     This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     18.     Counterparts.

     This Agreement may be executed in counterparts, which together shall constitute one and the same original.

JOY GLOBAL INC.

By____________________